Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint NICHOLAS I. FINK, DAVID V. BARRY and HIRANDA S. DONOGHUE, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands Innovations, Inc. for the fiscal year ended December 28, 2024, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nicholas I. Fink	Chief Executive Officer and	February 25, 2025
Nicholas I. Fink	Director (principal executive officer)

/s/ David V. Barry	Executive Vice President and	February 25, 2025
David V. Barry	Chief Financial Officer and President, Security and Connected Products
(principal financial officer)

/s/ Karen Ries	Senior Vice President and Chief	February 25, 2025
Karen Ries	Accounting Officer (principal accounting officer)

/s/ Amit Banati	Director	February 25, 2025
Amit Banati

/s/ Amee Chande	Director	February 25, 2025
Amee Chande

/s/ Irial Finan	Director	February 25, 2025
Irial Finan

/s/ Ann F. Hackett	Director	February 25, 2025
Ann F. Hackett

/s/ Susan S. Kilsby	Director	February 25, 2025
Susan S. Kilsby

/s/ A. D. David Mackay	Director	February 25, 2025
A. D. David Mackay

/s/ Jeffery S. Perry	Director	February 25, 2025
Jeffery S. Perry

/s/ Stephanie Pugliese	Director	February 25, 2025
Stephanie Pugliese